EXHIBIT 4.1

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, ANY STATE SECURITIES LAWS, OR THE LAWS OF ANY FOREIGN JURISDICTION.  NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, OFFERED FOR SALE, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER ACTIONS AS TO THE APPLICABLE SECURITIES UNDER SUCH ACT, STATE LAWS, OR LAWS OF FOREIGN JURISDICTIONS OR AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH REGISTRATION OR OTHER ACTION IS NOT REQUIRED.

No. W-«No»	WARRANT TO PURCHASE «Shares»
Issue Date: ____________, 2009	SHARES OF COMMON STOCK

FORM OF WARRANT
TO PURCHASE SHARES OF COMMON STOCK

PACIFIC FINANCIAL CORPORATION

For value received, PACIFIC FINANCIAL CORPORATION, a Washington corporation (the “Company”), grants to «Name» or its assigns (the “Holder”) the right, subject to the terms of this Warrant, to purchase at any time during the period commencing on the “Issue Date” (as defined below), and ending on the “Expiration Date” (as defined below), «Shares» fully paid and nonassessable shares of Common Stock of the Company at the “Exercise Price” (as defined below).  This Warrant may be exercised in whole or in part.  The Exercise Price and the number of shares that may be purchased hereunder are subject to adjustment from time to time under the terms of this Warrant.  This Warrant is one of the Warrants to purchase Common Stock issued pursuant to that certain Securities Purchase Agreement, dated as of August __, 2009, by and among the Company and the investors referred to therein (the “Purchase Agreement”).

Section 1.             Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.  As used in this Warrant, unless the context otherwise requires:

“Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

“Company” has the meaning specified in the introductory paragraph.

“Exercise Amount” means the number of Warrant Shares filled in on the attached Exercise Form (Attachment A) delivered to the Company by the Holder in connection with exercise of all or a portion of this Warrant.

“Exercise Date” means any date on which this Warrant is exercised in the manner indicated in Section 2.2.

“Exercise Price” means $6.50 per share (adjusted as necessary in accordance with Section 6).

“Expiration Date” means 5:00 p.m. (Pacific time) on the fifth anniversary of the Issue Date.

“Holder” has the meaning specified in the introductory paragraph.

“Issue Date” has the meaning specified on the first page of this Warrant.

“Person” means an individual, corporation, partnership, limited liability company, trust, joint venture or other form of business entity.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of this Warrant, adjusted as necessary in accordance with Section 6.

Section 2.            Duration and Exercise of Warrant.

2.1         Exercise Period.  Subject to the provisions hereof, this Warrant may be exercised at any time during the period commencing on the Issue Date and ending on the Expiration Date.  After the Expiration Date, this Warrant shall become void and all rights to purchase Warrant Shares hereunder shall thereupon cease.

2.2         Exercise.  This Warrant may be exercised by the Holder, in whole or in part, by executing and delivering (whether via facsimile or otherwise) to the Company the attached Exercise Form (Attachment A).  On the first (1st) business day following an exercise of this Warrant, the Holder shall deliver payment to the Company of an amount equal to the aggregate Exercise Price for the Exercise Amount by cash, check, or wire transfer (unless the Holder indicates in the Exercise Form that such exercise is being effected pursuant to a “cashless exercise” under Section 2.3 below).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Form shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

2.3         Cashless Exercise.  The Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the arithmetic average of the last reported trade price for the Company’s Common Stock reported for each Trading Day during the 30 calendar day period immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that under applicable rules, regulations and interpretations in effect as of the Issue Date, the Warrant Shares issued in a cashless exercise transaction will be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares will be deemed to have commenced, on the Issue Date.

2.4         Delivery of Warrant Shares.  Upon exercise of this Warrant, the Company, at the Company’s expense, shall promptly deliver or cause to be delivered to the Holder or its designee certificates for Warrant Shares issuable upon such exercise, free of restrictive legends unless (i) a Registration Statement covering the resale of the Warrant Shares by the Holder is not then effective and (ii) the Warrant Shares are not eligible for sale pursuant to Rule 144 under the Securities Act, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares and without volume or manner-of-sale restrictions.  The Company shall, upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

2.5         Effective Time of Exercise.  Upon delivery of the Exercise Form, the person entitled to receive the Warrant Shares shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant under Section 2.2 above, provided that payment is received in accordance with that section.

2.6         New Warrants.  Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  Any such new Warrant shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issue Date.

2.7         Securities Law Compliance.  By delivering an Exercise Form, the Holder represents and warrants and acknowledges, as the case may be, that:

2.7.1      Investment Purpose.  Holder is acquiring Warrant Shares for Holder’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act.

2.7.2      Sophistication:  Adequate Means; Acknowledgements.  Holder has such substantial knowledge in financial and business matters in general, and in similar investments in particular, that Holder is capable of evaluating the merits and risks of an investment in the Warrant Shares.  Holder has adequate means of providing for Holder’s current needs and personal contingencies so that Holder can afford a complete loss of the funds invested in the Warrant Shares.

2.7.3      Investor Qualifications.  The Holder is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

2.8         Validity and Reservation of Warrant Shares.  The Company covenants that all Warrant Shares issued upon exercise of this Warrant will be validly issued, fully paid and non-assessable.  The Company will have duly authorized and reserved for issuance upon exercise of this Warrant a sufficient number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant.  If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall promptly as reasonably necessary to assure that the Holder can receive the benefits of the rights provided under this Warrant without delay take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding, including, without limitation, the prompt calling and holding of a meeting of shareholders to approve an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its commercially reasonable efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

2.9         Obligations and Remedies.  The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms of this Warrant are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company (other than the obligation under Section 2.2 to pay or otherwise satisfy the total Exercise Price) or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock (whether via physical certificates or electronically, as appropriate) upon exercise of the Warrant.

2.10       Charges, Taxes and Expenses.  Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise of this Warrant, or reselling or otherwise transferring the Warrant Shares to third parties.

Section 3.            Fractional Shares.

No fractional Warrant Shares shall be issued upon the exercise of this Warrant, and the number of Warrant Shares to be issued shall be rounded down to the nearest whole number.

Section 4.            No Rights as Shareholder.

Except as otherwise specifically provided herein, the Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a shareholder of the Company, either at law or equity, until this Warrant shall have been duly exercised.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 5.            Loss of Warrant.

Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable and customary indemnification or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.  Any such new Warrant shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issue Date.

Section 6.            Certain Adjustments.

6.1         Adjustment of Warrant Shares.  The number, class and Exercise Price per share of securities for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as hereinafter provided:

(a)         Stock Splits or Dividends.  If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares or if the Company shall effect a stock dividend, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately increased and the Exercise Price per share shall be proportionately reduced.  Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately reduced and the Exercise Price per share shall be proportionately increased.  The increases and reductions provided for in this Section 6.1(a) shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of this Warrant nor the aggregate price payable for such percentage shall be affected by any event described in this Section 6.1(a).

(b)         Merger or Reorganization, Etc.  In the event of any change in the Common Stock through merger, consolidation, reclassification, reorganization, share exchange or other change in the capital structure of the Company (other than by stock dividend or stock split), or if the Company effects a sale of all or substantially all of its assets in one or a series of related transactions, or if a tender offer or exchange offer is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, the Holder of this Warrant will have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately before such Fundamental Transaction, it had held the number of shares of Common Stock obtainable upon the exercise of this Warrant (the “Alternate Consideration”).  The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holder after the Fundamental Transaction to the end that the provisions of this Section 6 (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.  The Company shall not enter into or be party to a Fundamental Transaction unless the surviving entity or purchasing Person, as the case may be, assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement).

(c)         Adjustments for Dilutive Issuances.

1.
In the event the Company shall, at any time and from time to time issue or sell any additional shares of Common Stock (“Additional Shares of Common Stock”), but excluding any Excluded Securities (as defined below), at a price per share less than both (i) the Fair Market Value per Share (as defined below) at the time of such issuance and (ii) the Exercise Price then in effect, or without consideration, the Exercise Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Exercise Price by a fraction:

(a)
the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Exercise Price then in effect, and

(b)	the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

Upon each such adjustment of the Exercise Price pursuant to this Section 6.1(c)(1), the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The provisions of this Section 6.1(c)(1) shall similarly apply to successive issuances of Additional Shares of Common Stock at a price per share less than both (i) the Fair Market Value per Share at the time of such issuance and (ii) the Exercise Price then in effect.  No adjustment of the Exercise Price shall be made pursuant to this Section 6.1(c)(1) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents (as defined below).

For purposes of this Section 6.1(c), the term “Fair Market Value per Share” shall mean, at the time of issuance (or deemed issuance) of Additional Shares of Common Stock, the arithmetic average of the last reported trade price for the Company’s Common Stock reported for each Trading Day during the 30 calendar day period immediately prior to (but not including) the date of such issuance.

Notwithstanding the foregoing, in the event the price used in a particular transaction (such price a "Transaction Price") is based on the Company’s board of directors’ good faith estimate of fair market value on the date a particular Transaction Price is determined, no adjustment shall be required under this Section 6.1(c) in connection with any sale or issuance at the Transaction Price so long as such sale or issuance is completed within 90 days of such pricing determination and the Transaction Price is not less than 90% of the Fair Market Value per Share as of the date the transaction is completed.

2.
In the event the Company shall, at any time and from time to time, issue or sell any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”) or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, “Common Stock Equivalents”), but excluding any Excluded Securities, and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the “Aggregate Per Common Share Price”) shall be less than both (i) the Fair Market Value per Share at the time of such issuance and (ii) the Exercise Price then in effect, or if, after any such issuance of Convertible Securities or Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall make the Aggregate Per Common Share Price less than both the Fair Market Value per Share and the Exercise Price then in effect at the time of such amendment or adjustment, then the Exercise Price then in effect shall be adjusted pursuant to the formula set forth in Section 6.1(c)(1) above assuming that all Additional Shares of Common Stock have been issued pursuant to the Convertible Securities or Common Stock Equivalents for a purchase price equal to the Aggregate Per Common Share Price.

Upon each such adjustment of the Exercise Price pursuant to this Section 6.1(c)(2), the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The provisions of this Section 6.1(c)(2) shall similarly apply to successive issuances of Convertible Securities or Common Stock Equivalents with an Aggregate Per Common Share Price less than both (i) the Fair Market Value per Share at the time of such issuance and (ii) the Exercise Price then in effect.  No adjustment of the Exercise Price shall be made under this Section 6.1(c)(2) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor.  No adjustment shall be made to the Exercise Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent.

3.
In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board.  In the event any Additional Shares of Common Stock or Common Stock Equivalents are issued with other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 6.1(c)(3) shall be allocated among such securities and assets as determined in good faith by the Board.

4.
Notwithstanding anything herein to the contrary, the Company shall not be required to make any adjustment to the Exercise Price pursuant to Section 6.1(c) upon (i) the Company’s issuance of Common Stock or the issuance or grant of options to purchase Common Stock pursuant to the Company’s stock option and dividend reinvestment plans as they currently exist or may be amended in the future, (ii) the Company’s issuance of Common Stock or the issuance or grant of options to purchase Common Stock pursuant to any future stock option, stock purchase or similar plan that is approved by the shareholders of the Company, (iii) the issuance of Common Stock or Common Stock Equivalents in connection with a merger, consolidation, stock exchange or similar transaction with an unaffiliated third party approved by the Company’s board of directors, (iv) the issuance of securities issued pursuant to the exercise or conversion of Common Stock Equivalents granted or issued prior to the Issue Date; provided that such Common Stock Equivalents have not been amended since the Issue Date to increase the number of shares issuable thereunder or to lower the exercise or conversion price thereof, and (v) the issuance of Warrant Shares upon exercise of the Warrants.  The securities described in clauses (i) through (v) above shall be referred to herein as “Excluded Securities.”

6.2        Notice of Adjustment.  Whenever an event occurs requiring any adjustment to be made pursuant to Section 6.1, the Company, at its own expense, shall promptly cause its President or Chief Financial Officer (or similar officer) to compute such adjustment and prepare a certificate setting forth such adjustment (including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant, as applicable), setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment.  Promptly (but in no event more than 10 days) after each such adjustment, the Company shall give a copy of such certificate by certified mail to the Holder.

Section 7.            Registration of Warrant and Transfers.

7.1.1      Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise, and for all other purposes, absent actual notice to the contrary.

7.1.2      Registration of Transfers.  The Company shall register the assignment and transfer of any portion of this Warrant in compliance with its terms in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Attachment B duly completed and signed, to the Company.  Upon any such registration or transfer in compliance with the terms of this Warrant, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

Section 8.            Miscellaneous.

8.1         Binding Effect; Assignment.  This Warrant shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors, heirs, legal representatives and permitted assigns.  Subject to the restrictions on transfer set forth in the legend on the first page hereof, this Warrant may be assigned by the Holder without the consent of the Company.  This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction.

8.2         Amendment and Waiver.  This Warrant may be amended only by an instrument in writing signed by the Company and the Holder of this Warrant.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

8.3         Notices.

(a)         Whenever notice is given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.3 of the Purchase Agreement.

(b)         If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, other than a regular annual or quarterly dividend involving cash or stock, but including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 10 calendar days prior to the applicable record or effective date in order to enable the Holder to exercise this Warrant and become the record owner of the Warrant Shares in order to participate in or vote with respect to such transaction as a shareholder; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

8.4         Governing Law.  The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware, exclusive of conflicts of law rules.

8.5         Saturdays, Sundays and Holidays.  If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. Pacific Time on the next business day.

8.6         Headings.  The headings herein are for convenience only and shall not control or affect the meaning or construction of this Warrant.

8.7         No Impairment.  The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

8.8         Severability.  If any provision of this Warrant or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of the terms of this Warrant will continue in full force and effect.

PACIFIC FINANCIAL CORPORATION

By:

President

Attachment A

EXERCISE FORM

(To Be Executed by the Warrant Holder to Exercise the Warrant)

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Pacific Financial Corporation, a Washington corporation (the “Company”), evidenced by Warrant No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.           Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.           Delivery of Warrant Shares.  The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant.  Delivery shall be made to Holder, or for its benefit, to the following address:

_______________________
_______________________
_______________________
_______________________

4.           Indemnity.  To induce the Company to allow exercise of the Warrant without delivery of the original Warrant, the undersigned agrees to indemnify and hold the Company harmless from any and all liabilities, charges, damages and other losses incurred by reason of the exercise of the Warrant without the surrender of the Warrant, whether based on honoring or refusal to honor the original of the Warrant or otherwise.

Date:	_______________ __, ______

Name of Registered Holder

By:
Name:
Title

Attachment B

ASSIGNMENT FORM

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase  ____________ shares of Common Stock of Pacific Financial Corporation to which the within Warrant relates and instructs the Company to transfer said right on the books of Pacific Financial Corporation.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee